Exhibit 99.1

January 5, 2024

Augmedix Exits Calendar 2023 with Expected $51 Million in Annual Recurring Revenue

Company Also Expects Fourth Quarter 2023 Revenue Above Guidance, Announces General Availability of Augmedix Go

SAN FRANCISCO, Jan. 05, 2024 (GLOBE NEWSWIRE) -- Augmedix, Inc. (Nasdaq: AUGX), a healthcare technology company that delivers industry-leading ambient medical documentation and data solutions, today announced preliminary revenue results and operational metrics for the fourth quarter of 2023.

“Augmedix’s expected fourth quarter revenue of approximately $12.5 million puts us on pace to deliver a solid finish to a strong year,” stated Augmedix CEO Manny Krakaris. “We enter 2024 with approximately $51 million in expected Annual Recurring Revenue, driven by strong adoption of Augmedix Live and Augmedix Notes by our health system customers. With Augmedix Go now generally available in the ambulatory setting, and the resources to accelerate our growth plans, we are well positioned for another successful year in 2024.”

Mr. Krakaris added, “Augmedix is committed to playing an essential role in unburdening clinicians and improving the operating efficiency of healthcare organizations. We have assembled the industry’s broadest portfolio of documentation solutions, tailored to a range of healthcare settings, from primary care physician visits to emergency medicine to mental health sessions. Our ability to provide the right technology, with the appropriate level of human intervention and machine learning, gives us a durable competitive advantage within this rapidly evolving industry. This advantage is reflected in our robust growth and the partnerships we have forged with industry leaders. Our partners, customers and the health systems we serve see the same value from our structured data and bi-directional communication channel that can effectuate change at the point of care.”

The below preliminary data is as of December 31, 2023, unless otherwise noted.

●	Annual Recurring Revenue (ARR) of approximately $51 million, compared to $35 million at the end of 2022, an increase of 46%.

●	1,830 clinicians in service, up 41% year-over-year.

●	Revenue in the fourth quarter of 2023 is expected to be approximately $12.5 million, exceeding guidance of $12.3 million, and resulting in full-year 2023 revenue of approximately $44.7 million.

●	The Company went “live” with Augmedix Go for the ambulatory setting in mid- December.

Augmedix expects to report financial results for the fourth quarter of 2023 and to conduct an earnings conference call in March.

Annual Recurring Revenue (ARR) is defined as clinicians in service as of a certain date excluding those on unpaid hold without a specified return date and those that have given notice to terminate service. We use each clinician’s current subscription tier and price to estimate a full month of revenue. That monthly revenue is then multiplied by twelve to calculate annual recurring revenue.

Clinicians in Service (CIS) is defined as an individual doctor, nurse practitioner, or other healthcare professional using our services. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

Preliminary Financial Information

The preliminary financial results and other information set forth in this press release related to the Company’s fourth quarter of 2023 and full year 2023 are unaudited preliminary numbers, which are subject to change. These results and information have not been reviewed by an independent registered public accounting firm. As a result of the preliminary nature of the financial information set forth in this press release, changes to the financial results may need to be incorporated into the Company’s financial statements in the event of subsequent information obtained by the Company after the date of this press release. As a result, the Company’s final results and financial information for the fourth quarter to be reported in the Company’s Form 10-K for the year ended December 31, 2023, might vary in material respects from the preliminary financial information included in this press release.

About Augmedix

Augmedix (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners.

Augmedix is on a mission to help clinicians and patients form a human connection by seamlessly integrating our technology at the point of care. Augmedix’s proprietary platform digitizes natural clinician-patient conversations, which are converted into comprehensive medical notes and structured data in real time. The company’s platform uses automatic speech recognition, and natural language processing, including large language models, to generate accurate and timely medical notes that are transferred into the EHR.

Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout, increasing clinician efficiency and improving patient access. Through Augmedix’s proprietary platform and bi-directional communication channel, Augmedix is ideally suited to serve as the vehicle for change at the point of care.

Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding Augmedix’s expected fourth quarter revenue for 2023; Augmedix’s expected amount of Annual Recurring Revenue entering 2024; Augmedix’s ability to accelerate its growth plans; Augmedix being well positioned for another successful year in 2024; Augmedix’s assembly of the industry’s broadest portfolio of documentation solutions tailored to a range of healthcare settings; Augmedix’s ability to provide the right technology, with the appropriate level of human intervention and machine learning, giving it a durable competitive; Augmedix’s commitment to playing an essential role in unburdening clinicians and improving the operating efficiency of healthcare organizations; and Augmedix’s preliminary data as to clinicians in service as of December 31, 2023. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the Securities and Exchange Commission on April 17, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the preliminary results for the fourth quarter of 2023 are preliminary and subject to change pending the completion of the Company's closing process for 2023 and related review; our expectations regarding the capital necessary to reach cash flow sustainability; our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contact Information

Investors:

Matt Chesler, CFA
FNK IR

(646) 809-2183

augx@fnkir.com
investors@augmedix.com

Media:

Kaila Grafeman

Augmedix
pr@augmedix.com

Source: Augmedix Inc

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